SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

FIREARMS TRAINING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIREARMS TRAINING SYSTEMS, INC.
7340 McGinnis Ferry Road
Suwanee, GA 30024

September 30, 2002

To Our Stockholders:

      On behalf of the Board of Directors and management of Firearms Training Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on November 7, 2002 at 10:00 a.m., at Firearms Training Systems, Inc.’s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024.

      At the Annual Meeting, stockholders will be asked to re-elect Mary Ann Gilleece to serve an additional term as a director of the Company. Information regarding this and certain other matters is contained in the accompanying Proxy Statement.

      A copy of the Company’s fiscal year 2002 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.

      It is important that your shares of stock are represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing Ms. Gilleece, all you need to do is sign and date the proxy card.

      Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

      We hope you are able to attend, and look forward to seeing you.

Sincerely,

RONAVAN MOHLING
Chairman of the Board of Directors and Chief Executive Officer

FIREARMS TRAINING SYSTEMS, INC.
7340 McGinnis Ferry Road
Suwanee, GA 30024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 7, 2002

To the Stockholders of Firearms Training Systems, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Firearms Training Systems, Inc. will be held at 10:00 a.m. on November 7, 2002 at Firearms Training Systems, Inc.’s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024, for the following purposes:

1. To re-elect one of the five directors constituting the Board of Directors to serve for three years and until that director’s successor is elected and qualified, and

2. Such other matters as may properly come before the meeting and any adjournment or postponement thereof.

      Only stockholders of record on September 23, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

JOHN A. MORELLI
Secretary

Suwanee, Georgia
September 30, 2002

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT For the Annual Meeting of Stockholders To be Held on November 7, 2002
OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS AND INFORMATION REGARDING DIRECTORS (Item Number 1 on the Proxy Card)
DIRECTORS’ COMPENSATION
MEETINGS AND COMMITTEES OF THE BOARD
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED IN FISCAL 2002
FISCAL YEAR-END OPTION VALUES
EMPLOYMENT AND RELATED MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CEO COMPENSATION
AUDIT COMMITTEE REPORT
CHANGE IN AUDITORS
FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP
STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

PROXY STATEMENT

For the Annual Meeting of Stockholders
To be Held on November 7, 2002

      This Proxy Statement is furnished by Firearms Training Systems, Inc. (“FATS” or the “Company”) to its stockholders in connection with the solicitation of proxies by the Board of Directors of FATS for use at FATS’ 2002 Annual Meeting of Stockholders (“Annual Meeting”) to be held on November 7, 2002, including any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company’s principal offices are located at 7340 McGinnis Ferry Road, Suwanee, Georgia 30024. The cost of soliciting proxies will be borne by the Company. The directors, officers and employees of the Company will solicit proxies through the use of the mails and by telephone. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about September 30, 2002.

      Only stockholders of record at the close of business on September 23, 2002 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 70,153,139 shares of Class A Voting Common Stock, $0.000006 par value per share (“Common Stock”) of FATS outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on any matter submitted for vote by the stockholders. Proxies submitted which contain abstentions or broker non-votes are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of the Common Stock will be voted individually at the Annual Meeting for the election of the nominee. Ms. Gilleece has indicated that she will serve as a director if elected, but if the situation should arise that she is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

      Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. Each other question shall, unless otherwise provided by law, the Certificate of Incorporation or the By-laws, be decided by the vote of the holders of stock having a majority of votes entitled to vote on such question which are present in person or by proxy at the meeting.

      Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. The stockholder may revoke any proxy given pursuant to this solicitation at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

      Proxies that are executed but which do not contain any specific instructions will be voted for the election of the nominee for director specified herein and in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Annual Meeting.

      A copy of the Company’s Annual Report is being furnished herewith to each stockholder of record as of the close of business on September 23, 2002. Additional copies of the Company’s Annual Report for the fiscal year ended March 31, 2002 will be provided free of charge upon written request to:

FIREARMS TRAINING SYSTEMS, INC.

ATTN: INVESTORS RELATIONS DEPARTMENT
7340 McGINNIS FERRY ROAD
SUWANEE, GEORGIA 30024

      If the person requesting the Annual Report was not a stockholder of record on September 23, 2002, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K/A will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 23, 2002 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) the Company’s chief executive officer and each of the other executive officers included in the Summary Compensation Table; and (iv) the Company’s current directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by them.

	Number of
	Shares of
	Common Stock
	Beneficially
Name of Beneficial Owner	Owned	%(6)

Bank of America Corporation(1)	12,757,426	18.2%
Dominion Resources, Inc. c/o First Source Financial, LLP(2)	9,467,188	13.5%
U.S. Bank National Association (First Bank, N.A.)(3)	4,260,375	6.1%
Centre Capital Investors II, LP(4)(5)	26,339,374	35.7%
Centre Capital Tax-Exempt Investors II LP(4)(5)	2,944,422	4.2%
Centre Capital Offshore Investors II, LP(4)(5)	5,219,372	7.4%
Centre Partners Coinvestment LP(4)(5)	3,822,535	5.4%
Centre Partners II LP(4)(5)	34,503,168	46.1%
Centre Partners II LLC(4)(5)	38,954,015	51.7%
Centre Partners Management LLC(4)(5)	39,060,715	51.8%
Robert F. Mecredy(7)	207,785	*
John A. Morelli(7)	248,672	*
William J. Bratton	21,100	*
Scott Perekslis(8)	24,643	*
All current directors and executive officers as a group	502,200	0.7%

(1)	The address of Bank of America Corporation is 100 North Tryon Street, Charlotte, North Carolina. Bank of America is the parent of NB Holdings Corporation, which is the parent company of Bank of America, N.A. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Form 3 filed on September 6, 2000 with the Securities Exchange Commission (the “Commission”), reflecting ownership as of August 25, 2000, as well as information set forth in Schedule 13D filed on September 6, 2000.

(2)	The address of Dominion Resources, Inc. is 120 Tredegear Street, Richmond, Virginia 23219. Dominion Resources is a holding company and its subsidiaries include Dominion Capital, Inc., whose subsidiaries include Virginia Financial Ventures, Inc. and N.H. Capital, Inc., the general partners of First Source Financial, LLP. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000.

(3)	The address of U.S. Bank National Association is U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota. Information regarding ownership of Common Stock included herein in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000.

(4)	Centre Partners II, LP is the general partner of Centre Capital Investors II, LP, Centre Capital Tax-Exempt Investors II, LP and Centre Capital Offshore Investors II, LP and has shared voting and investment authority with those entities. Centre Partners II, LLC is the general partner of Centre Partners Coinvestment II, LP and Centre Partners II, LP and has shared voting and investment authority with those entities, also, Centre Partners II, LLC has been delegated voting and investment authority with respect to an additional 571,181 shares of Common Stock and 57,131 warrants. Centre Partners Management, LLC has a management agreement with Centre Partners II, LP and Centre Partners II, LLC through which Centre Partners Management, LLC obtained shared voting and investment authority with those entities, in addition, Centre Partners Management, LLC has sole voting and investment authority for 106,700 shares of Common Stock. All of these entities are referred to herein as the “Centre Entities”.

(5)	The address of the Centre Entities is 30 Rockefeller Plaza, New York, New York 10020, except that the address of Centre Capital Offshore Investors II, L.P. is c/o Reid Management, Cedar House, 41 Cedar Avenue, Box HM 1179, Hamilton, Bermuda. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Schedule 13D/ A filed on May 16, 2002 with the Commission reflecting ownership as of May 13, 2002 and on information provided by Centre Management. On May 13, 2002, certain of the Centre Entities acquired 7,100,391 shares of Common Stock from PB Capital Corporation, whose parent company is Deutsche Postbank AG whose address is Friedrich-Ebert-Allee 114-126, 53113 Bonn, Germany, as follows: Centre Capital Investors II, L.P.: 4,870,385 shares; Centre Capital Tax-Exempt: 544,472 shares; Centre Capital Offshore Investors II, L.P.: 965,071 shares and Centre Partners Coinvestment L.P.: 720,463 shares.

(6)	Based on 70,153,139 shares of Common Stock outstanding on September 23, 2002. Calculation of percentage of beneficial ownership assumes the exercise of all options exercisable within 60 days of September 23, 2002 only by the respective named shareholder.

(7)	Messrs. Mecredy and Morelli’s beneficial ownership includes exercisable options for 160,000 shares and 209,915 shares, respectively. In addition, Messrs. Mecredy and Morelli’s beneficial ownership includes 17,075 shares and 8,757 shares, respectively, held in a 401(k) plan for the benefit of each person as of September 23, 2002, over which each such person has been delegated voting and investment power.

(8)	Includes 21,965 shares of Common Stock and 2,678 warrants held in a 401(k) plan for the benefit of Mr. Perekslis over which Mr. Perekslis has delegated voting and investment authority to Centre Partners pursuant to certain co-investment arrangements.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

AND INFORMATION REGARDING DIRECTORS
(Item Number 1 on the Proxy Card)

      The by-laws of FATS provide that the Board of Directors shall consist of not less than one director, with the exact number being set from time to time by the Board. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in number as possible, and each class is elected for a three year term. There are currently six members on the Board of Directors.

      Mr. Mohling, a Director of the Company, was elected by the Board to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company on August 9, 2002. Mr. Sugarman ceased to be an officer of the Company on that date in connection with the conclusion of the Company’s engagement of Sugarman & Company LLP, and Mr. Sugarman, a Class III director, is not a candidate for reelection at the Annual Meeting. The Board has voted to reduce the number of directors to five, effective as of the Annual Meeting.

      The term of Mary Ann Gilleece, the other Class III director, expires at the Annual Meeting. Ms. Gilleece was named as a director in March 2001 to fill a vacancy. Ms. Gilleece has been nominated for election to serve as the sole Class III director until the 2005 Annual Meeting of Stockholders and until the election and qualification of her successor.

MARY ANN GILLEECE, J.D., L.L.M.

ATTORNEY, MANAGING DIRECTOR
VAN SCOYOC KELLY PLLC

      Mary Ann Gilleece, age 62, was named as a Director of the Company in March of 2001. Ms. Gilleece is an Attorney and Managing Director with Van Scoyoc Kelly PLLC, a newly formed law firm. Van Scoyoc Kelly PLLC was formed by Stu Van Scoyoc and Kevin Kelly to provide a government contracts and procurement law platform that Van Scoyoc Associates, one of Washington’s most distinctive government relation firms, can retain to address complex acquisition, procurement and regulatory issues. From 1972 to 1975 Ms. Gilleece was an Assistant Attorney General for the Commonwealth of Massachusetts. She was Counsel to the House of Representatives Committee on Armed Services from 1977 to 1983 and then in 1983 was appointed Deputy Undersecretary of Defense Research and Engineering (Acquisition Management) and served in that capacity until August, 1985 after which she returned to private practice. Ms. Gilleece was a partner in the law firm of Manatt Phelps & Phillips LLP from June 1997 to June 2002. Ms. Gilleece is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

      The following Class I directors were elected at the 2000 Annual Meeting of Stockholders and their terms expire with the Annual Meeting of Stockholders in 2003.

SCOTT PEREKSLIS

MANAGING DIRECTOR
CENTRE PARTNERS MANAGEMENT LLC

      Scott Perekslis, age 34, has served as a Director of the Company since July 31, 1996. Mr. Perekslis also served as a Vice President of the Company from July 31, 1996 through July 18, 1997. Mr. Perekslis has been a Managing Director at Centre Partners Management LLC since 2001. He has served in various capacities for Centre Partners and its affiliates since 1991. Mr. Perekslis also serves as a Director of American Seafood’s, LP and Hyco International, Inc. Mr. Perekslis is a member of the Compensation and Audit Committees of the Board of Directors.

RONALD C. WHITAKER

PRESIDENT and CEO
STRATEGIC DISTRIBUTION

      Ronald C. Whitaker, age 54, was named as a Director of the Company in October 2000 to fill a vacancy that was due to resignation of a director following the Restructure Transaction in fiscal year 2001. Mr. Whitaker has been with Strategic Distribution Inc. since September 2000. Prior to joining SDI, he was an Operating Partner with Pegasus Investors (a private equity funds group) from 1999 to 2000. Previous operational positions were President and CEO of Johnson Worldwide Associates (a sporting goods manufacturer) from 1996 to 1999, President and CEO of EWI, Inc. (an automotive tier 1 supplier) from 1995 to 1996, Chairman, President and CEO of Colt’s Manufacturing Company (a designer and producer of military firearms) from 1992 to 1995, and President & CEO of Wheelabrator Corporation (an industrial equipment manufacturer). In addition to Strategic Distribution Inc., he serves on the Board of Directors of Weirton Steel Corporation and Precision Navigation, Inc., and is a member of the Board of Trustees for The College of Wooster. Mr. Whitaker is a member of the Audit Committee of the Board of Directors.

      The following Class II directors were elected at the 2001 Annual Meeting of Stockholders and their terms expire with the Annual Meeting of Stockholders in 2004.

WILLIAM J. BRATTON

PRESIDENT
THE BRATTON GROUP LLC

      William J. Bratton, age 55, has served as a Director of the Company since September 17, 1996. He has been the President of The Bratton Group LLC since 2000. From 1998 to 2000, he served as the President and Chief Operating Officer of CARCO Group, Inc. From 1996 to 1998, Mr. Bratton served as Vice Chairman of First Security Services Corporation and President of its new subsidiary First Security Consulting, Inc. From

1994 to 1996, Mr. Bratton served as Police Commissioner of the City of New York. In 1991, he served as Superintendent in Chief of the Boston Police Department and was appointed Police Commissioner of the Boston Police Department in 1993. From 1990 to 1991, Mr. Bratton served as Chief of the New York City Transit Police. Mr. Bratton also serves as a director of Rite Aid Corporation, First Security Services Corporation and Smart Cop Corporation. Mr. Bratton is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

RONAVAN MOHLING

PARTNER and PRINCIPAL
CAPITOL PLACES, LLC

      Ronavan Mohling, age 61, a Director of the Company since October 2000, was elected by the Board to serve as Chairman of the Board of Directors and Chief Executive Officer on August 9, 2002. Mr. Mohling, a Partner and Principal of Capitol Places, LLC (a private real estate group) since 1998, served from 1988 to 1998 with Bristol-Myers Squibb Company in Europe, the Middle East, and Africa. From 1995 to 1998, he was the Vice President of Business Development, responsible for acquisitions and divestitures, for the company’s Consumer Medicines Division and, from 1992 to 1995 was President of the Consumer Products Division with responsibility for the regions of Europe, the Middle East, and Africa. From 1972 to 1988, Mr. Mohling served in the capacities of President and Vice-President with Schering-Plough Corporation where he was responsible for overseeing the company’s Consumer Products Division. Mr. Mohling was a member of the Audit Committee during the Company’s 2002 fiscal year. Mr. Mohling resigned from the Audit Committee upon being elected Chairman of the Board of Directors and Chief Executive Officer of the Company on August 9, 2002.

DIRECTORS’ COMPENSATION

      Each director of the Company who is not an employee of the Company is entitled to receive annual compensation of $20,000, payable quarterly. In addition, directors of the Company are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company are not separately compensated for their services as directors.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2002 fiscal year, the Board held three meetings and also approved two actions through unanimous consent of the Board of Directors in lieu of meetings. The Board of Directors has established an Audit Committee and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. The Company has no standing nominating committee or other committee performing similar functions and the Board of Directors performs such functions.

      Each of the current directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the period he or she served in such position.

      Audit Committee. The Board of Directors established the Audit Committee in September 1996 and in fiscal year 2001 adopted a Charter of the Audit Committee. The primary purpose of the Audit Committee is to provide oversight with respect to the Company’s accounting, auditing and financial reporting practices. Each of the members of the Audit Committee meets the independence standards of the NASDAQ. Messrs. Mohling, Perekslis and Whitaker were members of the Audit Committee during the Company’s 2002 fiscal year. Mr. Mohling resigned from the Audit Committee upon being elected Chairman of the Board of Directors and Chief Executive Officer of the Company on August 9, 2002. During the Company’s 2002 fiscal year, the Audit Committee held three meetings. Mr. Perekslis was appointed as a member of the Audit Committee in April 2002, to replace Ms. Gilleece.

      Compensation Committee. The Board of Directors established the Compensation Committee in September 1996 to determine compensation of the Company’s executive officers and to administer the Company’s Stock Option Plan. Ms. Gilleece replaced Mr. Sugarman as a member of the Compensation Committee on September 26, 2002. Messrs. Bratton, Perekslis and Sugarman were members of the Compensation Committee during the Company’s 2002 fiscal year. Ms. Gilleece and Messrs. Bratton and Perekslis will be continuing members of the Compensation Committee following the Annual Meeting. During the Company’s 2002 fiscal year, the Compensation Committee held one meeting.

      Stock Options Subcommittee. The Board of Directors established the Stock Options Subcommittee of the Compensation Committee to consider and approve all compensation items, which are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, including without limitation, all grants of stock options pursuant to the Company’s Stock Option Plan. Mr. Bratton and Ms. Gilleece are members of the Stock Options Subcommittee. During the Company’s 2002 fiscal year, the Stock Options Subcommittee held one meeting.

SUMMARY COMPENSATION TABLE

      The following summary compensation table sets forth information concerning the annual and long-term compensation earned by each person who served as Chief Executive Officer during fiscal 2002 and each of the other highly compensated executive officers whose annual salary and bonus during fiscal 2002 exceeded $100,000.

				Long-Term
				Compensation
	Annual Compensation
				Restricted	Securities
Officer Name and	Fiscal			Stock	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options(#)	Compensation

Randy Sugarman	2002	0	0	0	0	390,000	(1)
Chairman of the Board, Interim	2001	0	0	0	0	221,000	(1)
President and Chief Executive Officer and Interim Chief Operating Officer(1)
Robert F. Mecredy	2002	76,274	0	0	0	239,786	(3)(4)
President and Chief	2001	200,000	50,000	0	0	5,998	(3)
Executive Officer(2)	2000	160,000	0	0	0	5,049	(3)
John A. Morelli	2002	125,000	50,000	0	0	2,423	(3)
Vice President,	2001	125,000	35,000	0	0	3,089	(3)
Chief Financial Officer &	2000	105,000	0	18,750 (6)	90,000	5,689	(3)
Treasurer(5)

(1)	Mr. Sugarman ceased to be an officer of the Company on August 9, 2002, in connection with the conclusion of the Company’s engagement of Sugarman & Company LLP. The amounts set forth in the table consist of consulting fees for Mr. Sugarman’s services received by Sugarman & Company LLP, a company in which Mr. Sugarman is managing general partner and has an 80% ownership interest. See “Certain Relationships and Related Transactions — Compensation Committee Interlocks and Insider Participation.”

(2)	Mr. Mecredy became the Company’s President and Chief Executive Officer on October 1, 1999. He resigned effective May 16, 2001.

(3)	Matching contributions made by the Company to its 401(k) plan.

(4)	Mr. Mecredy’s All Other Compensation includes severance payments of $237,500. See “Employment and Related Matters.”

(5)	Mr. Morelli also served as Chief Operating Officer from October 2000 to May 2002.

(6)	Mr. Morelli was granted 30,000 restricted shares of common stock priced at $0.625 per share during fiscal 2000. The restrictions on these shares lapsed on September 30, 2000 and March 31, 2001, respectively.

OPTIONS GRANTED IN FISCAL 2002

      There were no options granted to Executive Officers during fiscal 2002.

FISCAL YEAR-END OPTION VALUES

      The following table contains certain information regarding options to purchase common stock held as of March 31, 2002 by each of the named executive officers. There were no exercises of stock options by the named executive officers during the last fiscal year.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Officer Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert F. Mecredy	160,000	320,000	$3,200	$6,400
John A. Morelli	209,915	326,045	$2,570	$6,430

(1)	As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is based on the closing sales price of the Company’s Common Stock on the NASDAQ Stock Markets as of the last day of the fiscal year, March 31, 2002, which was $0.52 per share.

EMPLOYMENT AND RELATED MATTERS

      On May 16, 2001, Robert F. Mecredy tendered his resignation from his positions of President, Chief Executive Officer, and Director of the Company. Under the terms of his Separation Agreement, Mr. Mecredy continued in the Company’s employment until July 15, 2001 to assist in the transition of the new management team for an aggregate compensation of $12,500. In addition, the Company agreed to pay him a performance bonus of $50,000 for fiscal year 2001, $61,854 for accrued and unused vacation and an aggregate amount of $200,000 in bi-weekly installments during the 24-month period following termination of his employment and a further amount of $37,500. The Company also amended his Series F and Series H stock option agreements, each in the amount of 240,000 shares of common stock so that (1) the Series F Options (i) will continue vesting and remain exercisable until the second anniversary of termination of employment, and (ii) are terminable for breach of certain provisions of the Separation Agreement rather than his existing agreements and (2) the Series H Options (i) expire on the third rather than the seventh anniversary of the Option date, (ii) continue to be exercisable after termination of his employment and (iii) are terminable for breach of certain provisions of the Separation Agreement rather than his existing agreements.

      In March 1999, the Company entered into an employment agreement with John A. Morelli, which was extended on February 18, 2000 for a period of one year and further extended on November 1, 2000, for a period of three years retroactive to October 1, 2000. Mr. Morelli’s base salary under this agreement is $125,000 per annum, which shall be reviewed annually by the Compensation Committee of the Board of Directors. Mr. Morelli has the opportunity to earn an annual incentive bonus, based upon the Company’s performance, his individual performance and the Company’s liquidity position of up to, but not exceeding, 60% of his base salary.

      Mr. Morelli has received a grant of nonqualified stock options as follows: (i) an option to purchase from the Company 150,000 shares of its Class A common stock at the price of $0.50 per share, under the terms and conditions described in the Stock Option Agreement Series F, (ii) an option to purchase from the Company 150,000 shares of Common Stock, at the price of $0.50 per share, under the terms and conditions described in the Stock Option Agreement Series G, (iii) an option to purchase from the Company 150,000 shares of Common Stock, at the price of $0.01 per share, under the terms and conditions described in the Stock Option Agreement Series H. During the employment period, Mr. Morelli shall be entitled to participate in the

Company’s employee benefit plans that are generally available from time to time to executives of the Company, including group medical, dental, life, accidental death and dismemberment, short-term disability, long-term disability, business travel accident plans, sick leave, vacation, and the profit sharing retirement plan. Under his agreement, Mr. Morelli agreed to certain non-disclosure and non-compete agreements as long as he is receiving payments from the Company, and for up to three years thereafter, in conjunction with his employment agreement and agreed to not to directly or indirectly, induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever.

      In September 2002, Mr. Mohling and the continuing members of the Compensation Committee agreed to a base salary for Mr. Mohling of $270,000 per annum, which shall be reviewed annually by the Compensation Committee of the Board of Directors. Additionally, Mr. Mohling will be eligible for consideration of an annual merit-based bonus up to 50% of his base salary. The Board will determine such bonus amount, if any, after the Company’s fiscal year-end, taking into account the Company’s and Mr. Mohling’s performance and the Company’s prospects and liquidity position.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The institutions named in the table under the caption “Ownership of Stock by Directors, Executive Officers and Principal Stockholders” on page 2 of this Proxy Statement (the “Lenders”) are parties to certain of the Company’s financing arrangements. These financing arrangements were amended on December 31, 2001, March 29, 2002 and July 10, 2002. The principal purpose and effect of the amendments was to provide additional financial flexibility to the Company through the provision of a $2,200,000 support letter of credit, the elimination of quarterly limitations on capital expenditures and the continuation of certain interest payments through the issuance of additional notes payable. Additional provisions of the amendments provide that the support letter of credit be cash collateralized, the interest rate be raised on the pre-existing revolver from prime plus 1% to prime plus 2%, and the Company be required to pay an unused commitment fee of 0.5% on the unused portion of the support letter of credit commitment. In connection with these amendments, the Company paid fees totaling $250,455 to the Lenders, allocated among them as specified by the terms of the documents governing such amendments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Bratton, Perekslis, and Sugarman served as members of the Company’s Compensation Committee during the 2002 fiscal year. Mr. Sugarman served as interim Chief Executive Officer and President from May 16, 2001 until August 9, 2002 and interim Chief Operating Officer from May 20, 2002 to July 15, 2002. Mr. Perekslis was a Vice President of the Company from July 31, 1996 to July 18, 1997.

      The Company entered into a consulting agreement, dated October 4, 2000, with Sugarman & Company, LLP, a company in which Randy Sugarman is the managing partner and has an 80% ownership interest. Under the agreement and in accordance with the terms of the Company’s restructuring in fiscal year 2001, Mr. Sugarman was engaged by the Company to evaluate its financial position and operations and make recommendations to senior management regarding changes that need to be made to improve profitability and liquidity. Mr. Sugarman’s services were performed on an hourly basis, plus out-of-pocket expenses, and the Company was billed accordingly. From May 16, 2001 until August 9, 2002, Mr. Sugarman served as Interim Chief Executive Officer and President of the Company. Mr. Sugarman ceased to be an officer of the Company on August 9, 2002, in connection with the conclusion of the Company’s engagement of Sugarman & Company LLP. The Company incurred consulting fees of $211,000, plus expenses of $47,000 through August 9 of the current fiscal year under the consulting agreement. The Company incurred consulting fees of $390,000 and $221,000, plus expenses of $72,000 and $51,000, for consulting services under the agreement for the fiscal years 2002 and 2001, respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company’s stockholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

      In designing its compensation programs, the Company has followed its belief that compensation should reflect both the Company’s recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs for the last fiscal year reflected the following general characteristics:

•	The Company’s financial performance and, in particular, that of the individual.

•	An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company’s internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

      The Company’s executive compensation was based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

      Base Salary. Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Salaries are determined informally through a review of published compensation surveys and proxy statements of other similar companies.

      Incentive Compensation. In accordance with the Company’s philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan has been developed for the executive officers. The Company’s incentive plan is designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

      Stock Options. The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plan. Options are awarded by the Option Subcommittee to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company’s growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company’s Common Stock by its executive officers, thereby aligning their personal interests with those of our shareholders. No stock options were granted during the Company’s 2002 fiscal year.

      The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its shareholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance shareholder value over the long-term as well as short-term.

CEO COMPENSATION

      Effective October 1, 1999, the Company appointed Mr. Robert F. Mecredy as Chief Executive Officer and entered into an employment agreement with Mr. Mecredy effective April 1, 2000 as a result of the new financial position of the Company and the opportunity to improve performance of the Company in fiscal 2001 and beyond. The base salary provided to Mr. Mecredy was consistent with what the Compensation Committee believed was competitive in the Company’s industry, opportunities for bonus compensation were tied to the Company’s performance, and options granted to Mr. Mecredy were subject to vesting over a period of time consistent in terms of value to its stockholders. Mr. Mecredy resigned as CEO effective May 16, 2001.

      On October 4, 2000 the Company entered into a consulting agreement with Sugarman & Company, LLP, a company in which Randy Sugarman is the managing partner and has an 80% ownership interest. Mr. Sugarman’s compensation as Chief Executive Officer from May 16, 2001 until August 9, 2002 was included in the payments made under the terms of the consulting agreement as further described under “Compensation Committee Interlocks and Insider Participation”. There were no other arrangements with Mr. Sugarman.

The Compensation Committee

William J. Bratton
Mary Ann Gilleece
Scott Perekslis

AUDIT COMMITTEE REPORT

      Pursuant to the Committee’s written charter, which is reviewed annually, and on behalf of the Board of Directors, we provide oversight with respect to the Company’s accounting, auditing and financial reporting practices. Management has the primary responsibility for the financial reporting process and the consolidated financial statements, including the systems of internal control. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the annual consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

      The Audit Committee is not responsible for preparing financial statements or conducting audits, which are the responsibility of management and the independent auditors, respectively.

      In connection with the March 31, 2002 financial statements, we have:

•	discussed with the independent auditors the overall scope and plans for their audit;

•	reviewed and discussed the audited consolidated financial statements included in the Company’s 2002 Annual Report with management and the independent auditors and received management’s representation that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•	discussed with the independent auditors the matters (including the quality of the financial statements and clarity of disclosures) required to be discussed under the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•	reviewed and considered the written disclosures and the letter received from the independent auditors, as required by Independence Standards Board Standard No. 1, and have discussed with the independent auditors their independence from the Company and its management;

•	evaluated the nature of the nonaudit services performed by the independent auditors, including the compatibility of those services with their independence; and

•	met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Company’s financial reporting.

      Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, the inclusion of the audited consolidated financial statements referred to above in the

Company’s Annual Report on Form 10-K/ A for the year ended March 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Scott Perekslis
R.C. Whitaker

CHANGE IN AUDITORS

Previous Independent Accountants

      Firearms Training Systems, Inc. dismissed Arthur Andersen LLP as its independent accountants effective April 17, 2002. Firearms Training Systems, Inc.’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. Arthur Andersen LLP’s audit reports on Firearms Training Systems, Inc.’s financial statements for the two fiscal years ending March 31, 2001 did not contain an adverse opinion or disclaimer of opinion and no such report was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for Firearms Training Systems, Inc.’s two fiscal years ending March 31, 2001 and through April 17, 2002, there were no disagreements between Firearms Training Systems, Inc. and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the Company’s two fiscal years ending March 31, 2001 and through April 17, 2002, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Firearms Training Systems, Inc. requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of such letter, dated April 30, 2002, was filed as Exhibit 16.1 to Firearms Training Systems, Inc.’s Current Report on Form 8-K/ A, dated as of April 30, 2002.

New Independent Accountants

      Firearms Training Systems, Inc. engaged PricewaterhouseCoopers LLP as its new independent accountants as of April 17, 2002. During the two fiscal years ending March 31, 2001 and the interim period from April 1, 2002 through April 17, 2002, Firearms Training Systems, Inc. did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP

Audit Fees

      Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the fiscal year ended March 31, 2002 and for review of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the fiscal year ended March 31, 2002 were $167,900.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services related to financial information system design and implementation for the fiscal year ended March 31, 2002.

All Other Fees

      There were no fees billed for all other services provided by PricewaterhouseCoopers LLP to the Company for the fiscal year ended March 31, 2002.

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of The Nasdaq National Market (U.S.) and the cumulative total return for a group of companies consisting of Apollo Group Inc., CBT Group Plc, Evans & Sutherland Computer Corporation, Imax Corporation, Learning Tree International, Orbital Sciences Corporation, REMEC Inc. and the Wyman-Gordon Company, for the period commencing March 31, 1997, the date that the Company’s Common Stock became publicly traded, and ending on March 31, 2002. Note: The proxy graph for fiscal years 1997 through 1999 included Wymon-Gordon Company, which currently has no securities traded and they have been excluded from the Peer Group. CBT Group Plc changed its name to SmartForce PLC, effective February 15, 2000, and has been replaced by ECC International in its Peer Group.

CUMULATIVE TOTAL RETURN

Assumes $100 Investment on 3/31/97

	3/31/1997	6/30/1997	9/30/1997	12/31/1997	3/31/1998	6/30/1998	9/30/1998	12/31/1998	3/31/1999	6/30/1999

Firearms Training Sys - CI A	$100.00	$110.00	$50.00	$41.50	$72.00	$20.00	$5.50	$11.25	$8.25	$7.25
Custom Composite Index (7 Stocks)	$100.00	$141.87	$160.04	$159.07	$180.42	$156.64	$123.08	$167.72	$133.41	$121.94
NASDAQ Stock Market (U.S.)	$100.00	$118.33	$138.34	$129.52	$151.58	$155.75	$140.53	$182.61	$204.76	$223.76

	12/31/1999	3/31/2000	6/30/2000	9/30/2000	12/31/2000	3/31/2001	6/30/2001	9/30/2001	12/31/2001	3/31/2002

Firearms Training Sys - CI A	$4.00	$5.00	$2.08	$2.28	$0.60	$1.52	$2.28	$3.60	$2.24	$4.16
Custom Composite Index (7 Stocks)	$122.93	$153.24	$158.03	$165.90	$148.78	$135.16	$165.47	$153.62	$172.48	$199.12
NASDAQ Stock Market (U.S.)	$338.67	$380.43	$330.82	$304.45	$203.86	$152.17	$179.34	$124.45	$161.76	$153.27

INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company’s independent public accountants. In April 2002, the Board appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP, to serve as independent public accountants for the Company. Such appointment is not subject to ratification or other vote by the stockholders.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, with opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

      According to the Company By-laws, only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Company (x) not less than 60 days nor more than 90 days prior to the meeting, or (y) if less than 70 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed, or if earlier, the day on which such public disclosure was made. These requirements are separate and apart from and in addition to the SEC’s requirements that a shareholder must meet to have a shareholder proposal included in the Company’s proxy statement under SEC Rule 14a-8.

      Stockholders who desire to submit to the Company proposals for consideration for inclusion in the Company’s proxy materials for the 2003 Annual Meeting of Stockholders of Firearms Training Systems, Inc. must submit such proposals to the Secretary of the Company for receipt by the Secretary on or prior to June 2, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended March 31, 2002 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, to the best of management’s knowledge, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

OTHER MATTERS

      Management does not intend to present to the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournments thereof, it is intended that all management proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

FIREARMS TRAININGS SYSTEMS, INC.
By Order of the Board of Directors,

JOHN A. MORELLI
Secretary

Dated: September 30, 2002

(The following is the form of the Proxy Card filed with the 2002 Proxy Statement)

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.                ELECTION OF DIRECTOR:

                  To re-elect the following nominee, as a director of the Company, for a term of three years:

                  NOMINEE: Mary Ann Gilleece, J.D., L.L.M.

☐	FOR MS. GILLEECE	☐	WITHHOLD AUTHORITY TO VOTE FOR MS. GILLEECE

2.                TO VOTE, IN THE PROXIES’ DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please be sure to sign and date this proxy.

Signature:	Date:	Signature:	Date:

DETACH HERE

FIREARMS TRAINING SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 7, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Ronavan Mohling and John A. Morelli, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Firearms Training Systems, Inc. (the “Company”) to be held Thursday, November 7, 2002, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND AS INDICATED HEREIN. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF MS. GILLEECE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION. THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

IF SHARES ARE HELD BY MORE THAN ONE OWNER, EACH MUST SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

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